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                    [LETTERHEAD OF CRAVATH, SWAINE & MOORE]

                                                                     EXHIBIT 8.1

                                                                October 27, 1997


                      Citibank Credit Card Master Trust I
                      -----------------------------------
                     Credit Card Participation Certificates
                     --------------------------------------


Dear Sirs:

          We have acted as special Federal tax counsel to Citibank (South Dakota), N.A., a national banking association, and Citibank (Nevada), National Association, a national banking association (collectively, the "Banks"), in connection with the filing by the Banks on behalf of Citibank Credit Card Master Trust I (the "Trust") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Credit Card Participation Certificates, representing fractional undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991 (the "Pooling and Servicing Agreement"), among the Banks and Yasuda Bank and Trust Company (U.S.A.), as Trustee (the "Trustee"), and a Series Supplement to the Pooling and Servicing Agreement among the Banks and the Trustee each substantially in the forms filed as Exhibits 4.2 and 4.1, respectively, to the Registration Statement.

          We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters" (excluding the statements under the subheading "State and Local Tax Consequences"), accurately describe the material Federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus.

          We know that we are referred to under the headings "Tax Matters" and "Legal Matters" in the Prospectus forming
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a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.1 and 23.2 thereto.


                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore

Citibank (South Dakota), N.A.
   701 East 60th Street North
      Sioux Falls, SD 57117

Citibank (Nevada), National Association
   8725 West Sahara Avenue
      Las Vegas, NV 89163

144A

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